                                                        Exhibit 23

Consent of Independent Registered Public Accounting Firm

Edison International
Rosemead, California

We hereby consent to the  incorporation by reference in the Registration  Statements on Form
S-8 of Edison  International,  as listed below, of our report dated June 24, 2009,  relating to the financial  statements  and  supplemental  schedule of the Edison 401(k)  Savings Plan appearing on this Form 11-K for the year ended December 31, 2008.

       Registration Form      File No.          Effective Date
       --------------------   --------------    --------------------

       Form S-8               333-129442        November 4, 2005
       Form S-8               333-115802        May 24, 2004
       Form S-8               333-101038        November 6, 2002
       Form S-8               333-74240         November 30, 2001

BDO Seidman, LLP
Costa Mesa, California
June 24, 2009